Exhibit 99.2

INVESTOR PRESENTATION January 2022

FORWARD LOOKING STATEMENTS AND NON-GAAP MEASURES This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements concern our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition, which are subject to risks and uncertainties. These statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. Actual results may differ materially from these expectations due to many factors including, but not limited to: the potential impact of the termination of our merger agreement with Great Outdoors Group, LLC, including any impact on our stock price, business, financial condition and results of operations, and the potential negative impact to our business and employee relationships; current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and the Company’s ability to conduct its business; the impacts of COVID-19 and measures intended to reduce its spread on the Company’s operations; the Company’s retail-based business model, which is impacted by general economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States, which makes the Company susceptible to adverse conditions in this region and could affect the Company’s sales and cause its operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which the Company may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, which may not be successful; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 which was filed with the SEC on April 2, 2021, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this presentation speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. In this presentation, we refer to “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted Net Income,” “Adjusted Diluted EPS,” and “Four-Wall Adjusted EBITDA Margin,”which are not financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). For a reconciliation of these measures to the most directly comparable GAAP financial measure, see the Appendix to this presentation. As used herein, unless the context otherwise requires, references to “Sportsman’s Warehouse,” “we,” “us,” and “our” refer to Sportsman’s Warehouse Holdings, Inc. 2 2022 INVESTOR PRESENTATION

KEY INVESTMENT HIGHLIGHTS 1 Consistent double-digit four-wall 2 Strong growth opportunities due to heightened outdoor activity participation, Omni-channel capabilities, store expansion, and industry consolidation 3 Increasing market share in hunting, fishing, camping, and outdoor products via integrated omni-channel approach 4 Authentic, differentiated outdoor specialty retailer with a growing customer file and loyal customer base 5 Experienced management team with a proven track record of executing operational excellence adjusted EBITDA We Provide Outstanding Gear and Exceptional Service to Inspire Outdoor Memories 3 2022 INVESTOR PRESENTATION margins. Strong balance sheet with low leverage

SPORTSMAN'S WAREHOUSE AT A GLANCE (NASDAQ: SPWH)

KEY FACTS[1]

FOUNDED	1986
MARKET CAP	~$500M
TOTAL EMPLOYEES	~8,000
CURRENT STORES	122
CURRENT STATES	29
AVG. STORE SIZE (SQ. FT.)	~38,000

DECEMBER 2021 TTM RESULTS[3]

NET SALES	$1,528M
GROSS PROFIT	$494M
ADJ. EBITDA	$138M
ADJ. EBITDA MARGIN	9.1%

SUSTAINABLE COMPETITIVE ADVANTAGES

- **The largest, fastest growing public, pure-play outdoor specialty** retailer serving participants of all experience levels
- **Largest omni-channel hunting and shooting sports offering** of any retailer, responsibly operating with industry-leading compliance
- **Comprehensive, locally-relevant product assortment** and merchandising strategy
- **Trusted guide** due to highly-knowledgeable associates in local outdoor activities and related products

2022 INVESTOR PRESENTATION
[1] As of 12/25/21 unless otherwise noted. [2] For fiscal year December 2021 TTM, period ended 12/25/21. [3] For period ended 12/25/21. See Appendix for reconciliation of non-GAAP measures.
4

LARGE, GROWING INDUSTRY WITH HIGH PARTICIPATION AND RETENTION

ESTIMATED INDUSTRY SIZE[1]

$70B+

SPWH Competitive advantages

- ✓ National reach
- ✓ Omni-channel platform
- ✓ Everyday low prices
- ✓ Service and knowledge of associates
- ✓ Loyalty rewards and private label credit card

INCREASING OUTDOOR PARTICIPATION

Hunting and Shooting Sports[2]	⬆ 12 million new gun owners since start of 2020
Repeat Customers[2]	22.1% of customers purchased a second firearm within 18 months of initial purchase
Broad Industry Participation Increase[2]	44.5% of first time gun buyers in 2021 were under the age of 40
Diverse Industry Participation[2]	YOY increase in first time firearm ownership among Women, African American, Hispanic American, and Asian American population

Increased Outdoor Participation[3]	53% of Americans participate in outdoor activities. Highest participation rate on record
High Outdoor Participation by Younger Demographic[3]	Hiking, Camping, and Fishing have the highest participation rates among ages 6-24 with 49.1 million participants
Hunting and Fishing Licenses[4]	⬆ YOY increases
Camping and National Park Use[5]	⬆ YOY increases

[1] Based on National Sporting Goods Association 2021 data, industry sources, and Company estimates. [2] NSSF. [3] Outdoor Foundation 2021 Participation Trends. [4] US Fish and Wildlife Service National Hunting License Data. [5] CNBC *"National parks are booming. That may ruin your next trip."* 08/22/21

2022 INVESTOR PRESENTATION 5

DIFFERENTIATED OUTDOOR SPECIALTY RETAIL EXPERIENCE 6 2022 INVESTOR PRESENTATION

ASSORTMENT STRATEGY | DEPTH, BREADTH, AND BRANDS PORTFOLIO OF BRANDS PRIVATE LABEL 7 2022 INVESTOR PRESENTATION

LOCAL ASSORTMENT STRATEGY | DEPTH, BREADTH, AND BRANDS IN-STORE MERCHANDISING AND PRODUCT ASSORTMENT 8 2022 INVESTOR PRESENTATION

DATA-DRIVEN, LOCAL MARKETING FOCUS of FY 2021 sales are ecommerce-driven website visitors in 2021 9 In-Store and Off-Site Events Ladies’ NightAddicted to Fishing Hold ~3,000 events annually Support Local and National Conservation Efforts Digital / E-commerce Strategy 2022 INVESTOR PRESENT ATION >10% >40M Effective “Localized” Advertising Targeted marketing budget is ~1% of sales

CONSERVATION AND RESTORATION COMMITTED TO LOCAL CONSERVATION AND RESTORATION Local Restoration Efforts 2021 • • • • 49 communities served ~2,000 hours of labor ~500 volunteers ~10k pounds of trash cleaned from public lands 2022 INVESTOR PRESENTATION 10

EXECUTING ON LONG-TERM GROWTH INITIATIVES Leverage Omni-Channel Platform Grow Loyalty and Credit Card Programs Expand Store Footprint Strategic Acquisitions Increase Assortment of Private Label 11 2022 INVESTOR PRESENTATION

THREE-PRONGED APPROACH TO ENHANCE OMNI-CHANNEL PLATFORM 1 BETTER USER EXPERIENCE ƒ ƒ Continuous category optimization Customers able to buy online: – Growing high double digits percentage vs. prior year (pickup in store and curbside) – Generating incremental foot traffic and sales Personalization and product recommendations for online shopping ƒ 2 LARGER ASSORTMENT AND INVENTORY ƒ Expanding: – – – SKUs Buy online, pickup in store (same day) Dropship expanding integration capabilities SHOP 12,000+ GUNS ƒ ƒ 3rd party federal firearm license (FFL) partnerships launched in 2019 and expanding Invested ~$6M in omni-channel systems over three years to grow ecommerce from 2% to >10% of total sales LEARN MORE 3 EXPAND CONTENT AND EXPERTISE ƒ ƒ ƒ Live Q&A and customer reviews Exclusive content including news, buyer’s guides, how to’s and wild game recipes Exclusive optics and holster pairing tool in store and on website 12 2022 INVESTOR PRESENTATION EXTENDING OUR GEOGRAPHIC REACH VIA OUR SIZEABLE FFL NETWORK

SUCCESSFUL LOYALTY PROGRAM AND CO-BRANDED CREDIT CARD

LOYALTY REWARDS PROGRAM IS AMONG TOP IN THE INDUSTRY

- **5x Points** earned on in-store purchases
- **3.0M+** existing members
- **~50% of Revenue** generated from program[1]
- **2x Spend** over non-members
- **Exclusive Events** and sales for members

CO-BRANDED VISA CREDIT CARD

- Sportsman's VISA including a store only credit card option with up to 12-month no-interest financing on large ticket items ($300+)
- Extends customer benefits to current loyalty program through additional, personalized experiences (e.g., exclusive classes and events)
- Access to full suite of data-driven marketing services to further drive brand loyalty and sales
- Enhanced data analytics to understand customer shopping behavior within and outside our brand
- 100% issuance growth year-to-date


1234 1234 1234 1234
KIM CUSTOMER
VISA

2022 INVESTOR PRESENTATION

[1] For December 2021 TTM period ended 12/25/21.

13

STRONG OMNI-CHANNEL GROWTH HIGHLIGHTS U.S. FOOTPRINT ƒ Robust ecommerce sales growth with strong traffic to Sportsmans.com Opened 10 new SPWH stores in 2021 Announcing 5 new stores and expectation of 7-10 new stores in 2022 ƒ ƒ ƒ ƒ ƒ ƒ ƒ Stansbury, Utah Saratoga Springs, Utah Riverton, Wyoming Santee, California Cincinnati, Ohio Sportsman’s Warehouse Stores 2022 New Stores Ecommerce Sales Acceleration Complemented by New Store Growth 14 2022 INVESTOR PRESENTATION

DISCIPLINED STORE EXPANSION STRATEGY Strong Emphasis on Data Analytics and Financial Rigor 15 2022 INVESTOR PRESENTATION FINANCIAL TARGETS ƒ>10% 4-wall EBITDA margin upon maturity ƒ>20% ROIC (including initial inventory) upon maturity ƒMaturity of new stores expected within 18-24 months STRATEGIC FILTERS ƒData-driven market prioritization to expand footprint ƒConvenient location ƒFlexible store formats (7,500 – 65,000 sq. ft.)

EXPAND EXCLUSIVE PRODUCT PENETRATION ƒ Good, Better, Best Strategy to complement portfolio of brand name suppliers – – – Good: Sportsman’s Warehouse Better: Rustic Ridge, Lost Creek, Vital Impact Best: Killik, Yukon Gold ƒ Sourcing – – – – Use of low-cost trading partners Product development using third-party firms and direct factory resources Utilize technology of branded product at value pricing Direct sourcing opportunities in apparel, footwear, camping and cooking ƒ Product category – – – Apparel: expansion of better and best product options Camping and Cooking: direct factory sourcing Firearms: leveraging purchasing power for exclusive products from key manufacturers 16 2022 INVESTOR PRESENTATION

HISTORICAL FINANCIAL OVERVIEW[1,2]

Net Sales[3] ($M)


$707
$780
$810
$849
$886
$1,452
$1,528
FY15
FY16
FY17
FY18
FY19
FY20
Dec. 2021 TTM

Adjusted EBITDA[4] ($M) & Margin (%)


$73
$82
$73
$68
$59
$163
$138
10.3%
10.6%
9.0%
8.1%
6.7%
11.2%
9.1%
Investments in omni-channel capabilities, technology and talent
FY15
FY16
FY17
FY18
FY19
FY20
Dec. 2021 TTM

Gross Profit ($M) & Margin (%)


$239
$263
$274
$285
$297
$476
$494
33.7%
33.7%
33.8%
33.6%
33.5%
32.8%
32.3%
FY15
FY16
FY17
FY18
FY19
FY20
Dec. 2021 TTM

[1] Fiscal year 2017 contained 53 weeks of operations. [2] December 2021 TTM period ended 12/25/21. [3] Prior to fiscal year 2016, we presented our sales and costs of state fish and game licenses, duck stamps, and state government-mandated firearm background checks in net sales and cost of goods sold under the gross method. In fiscal year 2016, our management determined that the revenue from these transactions should have been presented under the net method, thereby recognizing only the commission received in net sales for acting as the agent under the principal versus agent model. Net sales and cost of goods sold for fiscal years 2014 and 2015 shown above have been revised to reflect this revision. This revision did not have any impact upon gross profit, net income or earnings per share.

[4] Adjusted EBITDA is calculated as net income plus interest expense, income tax expenses, depreciation and amortization, stock-based compensation expense, pre-opening expenses and other gains, losses and expenses that we do not believe are indicative of our ongoing results. See Appendix for a reconciliation of Adjusted EBITDA to Net Income. Adjusted EBITDA margin means, for any period, Adjusted EBITDA divided by net sales. See appendix for reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin.

2022 INVESTOR PRESENTATION 17

STRONG BALANCE SHEET WITH DISCIPLINED INVESTMENT APPROACH 2.5 channel growth (retail and e-commerce) acquisition and retention financial flexibility and growth 18 2022 INVESTOR PRESENTATION 1 Total Debt at end of period to Adj. EBITDA. See the Appendix for a reconciliation of Adjusted EBITDA to Net Income. 2 December 2021 TTM period ended 12/25/2021. CLEAR CAPITAL ALLOCATION PRIORITIES 1Disciplined investments for omni-2Talent and technology to drive customer 3Manage balance sheet to maintain 3.5 2.5x2.4x2.7x2.6x2.5x 1.5 0.5 FY15 FY16 FY17 FY18 FY19 FY20December 2021 TTM $49.1$48.2 FY15 FY16 FY17 FY18 FY19 FY20December 2021 TTM $27.5$32.2 $26.2 $16.2 $15.0 Capital Expenditures2 ($M) 0.0x0.0x Leverage Ratio1, 2

BALANCE SHEET: INCREASINGLY AN AREA OF STRENGTH BALANCE SHEET HIGHLIGHTS (as of fiscal month end) YoY ∆ 2019 Total Liquidity Up Significantly Up $125M since 2019 Debt-Free Debt Reduction Paid off $79 million compared to 2019 19 2022 INVESTOR PRESENTATION ($M) December 25, 2021 December 28, Total Liquidity Cash Plus Availability on Revolving Credit Facility Cash Revolving Credit Facility Term Loan Total Debt Stockholders’ Equity $216 $57.4 $40 $0 $40 $312 $91137% $1.6 $89(55%) $30(100%) $119(64%) $110+184%

Q4 AND FULL YEAR 2021 GUIDANCE 20 2022 INVESTOR PRESENTATION 1 See the Appendix for a reconciliation of Adjusted Net Income, Adjusted EPS and Adjusted EBITDA ($M)Q4 2021Full Year 2021 Net Sales Gross Margin SG&A (as a % of Net Sales) Adjusted Net Income1 Adjusted Diluted EPS1 Balance Sheet Highlights Net Debt Net Inventory $405-$410M$1,495-$1,500M 31.8%-32.1%32.2%-32.4% 25.0%-25.3%25.9%-26.1% $19-$21M$74-$76M $0.43-$0.48$1.66-$1.71 $0 $375-380M

2022 OPERATIONAL HIGHLIGHTS AND LONG TERM GROWTH STRATEGY

($M)	Full Year 2022
New Stores	7-10
Capital Expenditures	$48-$55M
Effective Tax Rate	~26%
Adjusted EBITDA %	High-single-digits

Long Term Growth Strategy	Target
Stores	300+
New Store Annual Sq. Ft. Growth Rate	Mid-to-High Single Digits
Same Stores Sales Growth Rate	Low-to-Mid Single Digits
Adjusted EBITDA Margin %	High-Single-Digits

2022 INVESTOR PRESENTATION 21

KEY TAKEAWAYS 22 2022 INVESTOR PRESENTATION 01 Authentic, differentiated outdoor specialty retail experience with a loyal, growing customer base 02 Strong and experienced management team driving operational excellence with proven track record 03 Increasing market share in hunting, fishing, camping, and outdoor products via integrated omni-channel approach 04 Strong growth prospects due to heightened outdoor activity participation, ecommerce growth, store expansion, and industry consolidation 05 Consistent double-digit four-wall adjusted EBITDA margins. Healthy balance sheet with low leverage

23 2022 INVESTOR PRESENTATION

NON-GAAP TO GAAP RECONCILIATION TABLE

SPORTSMAN'S WAREHOUSE

Reconciliation of net income to adjusted EBITDA (in thousands):

	December 2021 TTM	FY20	FY19	FY18	FY17	FY16	FY15
Net income	$ 112,329	$ 91,380	$ 20,215	$ 23,750	$ 17,742	$ 29,669	$ 27,771
Interest expense	1,337	3,506	7,995	13,206	13,738	13,402	14,156
Income tax expense	36,947	30,080	5,254	7,063	15,088	17,616	17,385
Depreciation and amortization	25,406	21,830	19,321	18,250	17,706	13,974	11,569
Stock-based compensation expense (1)	3,184	3,302	2,104	1,742	2,294	3,186	2,257
Pre-opening expenses (2)	3,701	1,942	2,694	1,838	3,971	4,264	3,159
Merger termination gain (3)	(55,000)	-	-	-	-	-	-
Acquisition expenses (4)	10,468	3,710	662	-	1,744	-	-
Bargain purchase (5)	-	(2,218)	-	-	-	-	-
Hazard pay (6)	-	6,526	-	-	-	-	-
Legal accrual (7)	-	2,125	-	-	-	-	-
CEO retirement (8)	-	-	-	2,647	-	-	-
Asset write-off (9)	-	1,039	-	-	516	-	-
Executive recruiting expense (10)			770				
Secondary offering expenses (11)	-	-	-	-	-	143	727
Litigation accrual (12)	-	-	-	-	-	-	(4,000)
Adjusted EBITDA	$ 138,372	$ 163,222	$ 59,015	$ 68,496	$ 72,799	$ 82,254	$ 73,024
Net sales	$ 1,527,916	$ 1,451,767	$ 886,401	$ 849,129	$ 809,671	$ 779,956	$ 706,764
Net income margin	7.4%	6.3%	2.3%	2.8%	2.2%	3.8%	3.9%
Adjusted EBITDA margin	9.1%	11.2%	6.7%	8.1%	9.0%	10.5%	10.3%

(1) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan, the 2019 Performance Incentive Plan, and employee stock purchase plan.
(2) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.
(3) Payment received in conjunction with the termination of the merger agreement between Great Outdoors Group and Sportsman's Warehouse Holdings, Inc. date December 2, 2021
(4) Acquisition expense for fiscal year 2020 represent professional fees related to the terminated merger with Great Outdoors Group, LLC, and the acquisition of 4 Field and Stream store locations from DICK's Sporting Goods. Acquisition expenses for fiscal year 2019 represent professional fees related to the acquisition of 8 Field & Stream store locations in from DICK's Sporting Goods. Acquisition expenses for fiscal year 2017 represent professional fees related to the evaluation of a strategic acquisition.
(5) Excess of the fair value over the purchase price of tangible assets acquired in connection with the Field & Stream store locations acquired during fiscal year 2020.
(6) Expense relating to bonuses and increased wages paid to front-line and back office associates due to the COVID-19 pandemic.
(7) Accrual relating to pending labor litigation in the state of California.
(8) Expenses incurred in conjunction with the retirement of the Company's previous CEO.
(9) The asset write-off amount for 2020 relates to costs incurred with closure of one store during the first quarter of 2020. Amounts in 2017 relate to the write-off of IT related asset not yet placed in-service and deemed to be abandoned.
(10) Expenses incurred relating to the recruitment and hiring of various key members of our senior management team. These events are not expected to be recurring
(11) Expenses paid by us in connection with secondary offerings of our common stock by affiliates of Seidler Equity Partners III, L.P.
(12) On March 9, 2015 a jury awarded $11.9 million against the the defendants as outlined in our 8-K, which was filed with the SEC on March 11, 2015. In conjunction with the award, we recorded a $4.0 million accrual related to this case. Based on the court's judgment in our favor regarding the Lacey Marketplace litigation, we determined that the likelihood of loss in this case is not probable, and, as such, we reversed the previous accrual of $4.0 million in our results for the fiscal year ended January 30, 2016.

2022 INVESTOR PRESENTATION 24

TABLE Reconciliation offourth quarter and 2021 full year guidance (in thousands, except per share data): Estimated FY '21 Estimated Q4 '21 High High Low Low Numerator: Net income Gain on Deal Termniation,net of tax (1) Acquisition costs,net of tax (2) Adjusted net income Denominator: Diluted weighted average shares outstanding $ $ $ 57,597 (40,920) 2,323 $ $ $ 59,897 (40,920) 2,323 $ $ $ 107,633 (40,920) 7,099 $ $ $ 109,933 (40,920) 7,092 $ 19,000 $ 21,300 $ 73,812 $ 76,105 44,500 44,500 44,500 44,500 Reconciliation of earnings per share: Diluted earnings per share Impact of adjustments to numerator and denominator Adjusted diluted earnings per share $ 1.29 (0.87) $ 1.35 (0.87) $ 2.42 (0.76) $ 2.47 (0.76) $ 0.43 $ 0.48 $ 1.66 $ 1.71 (1) Break-up fee received in conjunction with the termination of the pending merger with Great American Outdoor Group on December 2,2021 (2) Expenses incurred relating to the pending merger with Great American Outdoor Group which was terminated on December 2, 2021 25 2022 INVESTOR PRESENTATION cSP91t'8) NON-GAAP TO GAAP RECONCILIATION